4
                          SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ACME ELECTRIC CORPORATION
                           JOHN B. DRENNING, SECRETARY
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
       ...................................................................
    2) Aggregate number of securities to which transaction applies:
       ...................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(set forth the amount on which the filing fee is calculated and state how it was determined):
       ...................................................................
    4) Proposed maximum aggregate value of transaction:
       ...................................................................
    5) Total fee paid:
       ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
    Paid:
       .............................................
    2) Form, Schedule or Registration Statement No.:
       .............................................
    3) Filing Party:
       .............................................
    4) Date Filed: .............................................

LETTER TO SHAREHOLDERS



September 16, 1998

Dear Shareholder:

     The Annual Meeting of Shareholders of Acme Electric Corporation will be held at the Buffalo Conference Center, 6 Fountain Plaza, Buffalo, New York, at 9:00 a.m. on Friday, October 30, 1998. Beverages and pastries will be served at 8:30 a.m. prior to the Meeting.
     We hope that you can attend the Meeting. However, whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card as soon as possible. It is important that your shares be represented.
The enclosed envelope requires no postage when mailed within the United
States. If you attend the Meeting, you may revoke your proxy if you wish and vote personally.
     The formal Notice and the Proxy Statement which accompany this letter contain details of the business to be conducted at the Meeting, including the election of directors, the approval of the 1998 Stock Option Plan, and ratifica-tion of the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 1999. We urge you to read carefully the description of these proposals in the Proxy Statement and to vote for their adoption.

Sincerely,

/S/
Robert J. McKenna
Chairman, President and CEO

PROXY CARD
                               PROXY
                           ACME ELECTRIC CORPORATION
This Proxy Solicited By The Board of Directors
   The undersigned hereby appoints ROBERT J. McKENNA AND MICHAEL A. SIMON, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of ACME ELECTRIC CORPORATION to be held Friday, October 30, 1998, at 9:00 a.m. EST at the Buffalo Conference Center, 6 Fountain Plaza, Buffalo, New York, and at any adjournment thereof, for the following purposes:

                  (PLEASE DATE AND SIGN ON THE REVERSE SIDE)

                        Please date, sign and mail your
                  proxy card back as soon as possible!

                        Annual Meeting of Shareholders

                        ACME ELECTRIC CORPORATION

                               October 30, 1998
                Please Detach and Mail In The Envelope Provided
   -------------------------------------------------------------------------
_X_ Please mark your votes as in this example.

(1) To elect a board of five directors:

___ FOR all nominees listed at right                Nominees:
    (except as marked to the contrary below)        Robert D. Batting
                                                    Robert T. Brady
___ WITHHOLD authority to vote for all              Randall L. Clark
    nominees listed at right                        Terry M. Manon
(Instruction: To withhold authority to vote for     Robert J. McKenna
any individual nominee, strike a line through the nominee's name at right.)

(2) To approve the 1998 Stock Option Plan     FOR   AGAINST   ABSTAIN
                                              ___      ___       ___


(3) To ratify the reappointment of            FOR   AGAINST   ABSTAIN
    PricewaterhouseCoopers LLP                ___      ___       ___
    as independent auditors of the Company;
    and

(4) To transact such other business as may properly come before the meeting, or any adjournment thereof, hereby giving to each of my said proxies, power, authority and discretion to act as fully as I might do if personally present. The named proxies, or any of them, shall have and may exercise all powers hereunder.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF 1998 STOCK OPTION PLAN, FOR RATIFICATION OF THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

Signature __________________ Signature __________________ Dated _____________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or a corporation official, please give full title. Each joint owner must sign the proxy.

PROXY STATEMENT

                                    (LOGO)




                                400 Quaker Road
                          East Aurora, New York 14052


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 30, 1998


To the Shareholders of
     ACME ELECTRIC CORPORATION

      The Annual Meeting of Shareholders of Acme Electric Corporation will be held at 9:00 a.m., Friday, October 30, 1998, at the Buffalo Conference Center, 6 Fountain Plaza, Buffalo, New York, for the following purposes:

     1.  To elect a board of five directors;
     2.  To approve the 1998 Stock Option Plan;
          3. To ratify the reappointment of PricewaterhouseCoopers LLP as independent auditors of the Company for 1999; and
          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Shareholders of record at the close of business on September 11, 1998, will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     The Board of Directors has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted for the election of the five persons listed in the attached proxy statement to form the Board of Directors of the Company, subject to any changes in the nominees as set forth in the proxy statement; for the approval of the 1998 Stock Option Plan; for the ratification of the reappointment of PricewaterhouseCoopers LLP as independent auditors; and on any other business that may properly come before the Annual Meeting as the named proxies in their best judgment shall decide.

                                             By Order of the Board of Directors
                                             John B. Drenning, Secretary

September 16, 1998


                            YOUR VOTE IS IMPORTANT

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD, AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES DIRECTLY IF YOU SO DESIRE.

                                    (LOGO)


                                400 Quaker Road
                          East Aurora, New York 14052


                                PROXY STATEMENT

       This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Acme Electric Corporation for use at the Annual Meeting of its shareholders to be held at the Buffalo Conference Center, 6 Fountain Plaza, Buffalo, New York, at 9:00 a.m. on Friday, October 30, 1998, and at any adjournment thereof. This proxy statement and form of proxy are being mailed to shareholders beginning on September 16, 1998.
      A shareholder returning the enclosed proxy shall have the power to revoke it in writing at any time before it is voted by notifying Robert J. McKenna or Michael A. Simon at the offices of the Company at 400 Quaker Road, East Aurora, New York 14052, and any shareholder attending the Meeting may vote in person whether or not he or she has filed a proxy. If not revoked, the proxy will be voted in accordance with its terms.
      Where a shareholder specifies a choice with respect to the propositions set forth in the proxy, his or her shares will be voted in accordance with the instructions given. If no specific instructions are given, his or her shares will be voted FOR the election of the nominees for Director of the Company, FOR approval of the 1998 Stock Option Plan, and FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as independent auditors. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. Shares represented at the Meeting by proxy or in person will be counted for the purpose of establishing a quorum. If shares are not represented at the Meeting by proxy or in person, they will not be counted for the purpose of a quorum nor toward the vote required for approval of the proposals. Votes withheld, abstentions and broker non-votes will be counted towards the quorum, but will not be counted as votes for or against a proposal.
      Proxies will be solicited by mail and may also be solicited by officers and employees of the Company by telephone or telegraph, without additional compensation. The Company will request persons, such as banks, brokers, nominees and fiduciaries, holding stock in their names for others, to forward proxy material to their principals and request authority for the execution of the proxies. The Company will reimburse such persons and entities for their expenses in so doing. The total cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Shareholders of record at the close of business on September 11, 1998, will be entitled to vote at the Meeting. As of that date, there were outstanding 5,056,541 shares of the Common Stock. The holders of Common Stock are entitled to one vote per share.
      The following is the only shareholder owning of record or, to the knowledge of Management, beneficially, more than five percent (5%) of the outstanding voting securities of the Company as of August 14, 1998, based upon information believed to be reliable.

Title of   Name and Address          Shares Beneficially     Percent of
 Class        of Owner                    Owned                 Class
-----------------------------------------------------------------------
Common   Pioneering Management Corporation  500,500(1)          9.81
Stock    60 State Street
         Boston, MA

(1) Persons who are officers of Pioneering Management Corporation have sole voting power and sole dispositive power with respect to these shares.

                              Proposal Number One

                             ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors elected by the shareholders. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them monthly, as well as by reports presented at meetings of the Board and its committees by officers and employees of the Company and its subsidiaries.
      A Board of five Directors is to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Each nominee was selected on the recommendation of the Nominating Committee of the Board. All nominees have expressed a willingness to serve as a Director during the coming year.
     All of the nominees named on the following pages were elected to the Board of Directors at the annual meeting of shareholders held on October 31, 1997. Unless the proxy is otherwise marked, the proxy shall be voted for election of these nominees. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Votes withheld and broker non-votes will be counted as being represented at the Meeting, but will not otherwise have an effect on the outcome of the vote for the election of directors. Withholding an affirmative vote from a particular nominee will not prevent that person from being elected to the Board of Directors.
      The Management has no reason to believe that any of the nominees will not be available for election as a Director. However, should any nominees become unavailable, the proxy may be voted for such other person or persons as shall be nominated by the Board of Directors following recommendations by the Nominating Committee.
      G. Wayne Hawk has been a member of the Board of Directors since 1980. Upon attaining 70 years of age, in deference to the Board's policies, Mr. Hawk has determined not to stand for re-election.
      The following information is presented with respect to the nominees for the office of Director and for all Executive Officers and Directors as a group, as of August 14, 1998.


                      NOMINEES FOR ELECTION AS DIRECTORS

                  Principal Occupation and Business       Shares of
                  Experience During the Past Five       Common Stock
    Nominee       Years and Other Directorships      Beneficially Owned
-----------------------------------------------------------------------------
Robert D. Batting Director, President and Chief    Sole Beneficial Ownership:
Age 57            Executive Officer, Kenney                                 0
Director Since    Manufacturing Company, a       Shared Beneficial Ownership:
1995              manufacturer of consumer                                  0
                 durable/hardware products,                 Right To Acquire:
                 since July 1997.  Prior                             3,355.56
                 thereto, Vice President and                Percent of Class:
                 General Manager, Brown &                                 .07
                 Sharpe Manufacturing Co.,
                 a manufacturer of industrial
                 measurement devices, since
                 1995.  Prior thereto,
                 President, Clearing/Niagara,
                 Inc., a manufacturer of
                 industrial press equipment,
                 since 1991.

Robert T. Brady  Director, Chairman, President     Sole Beneficial Ownership:
Age 57           and Chief Executive Officer,                               0
Director Since   Moog Inc., manufacturer of       Shared Beneficial Ownership
1988             fluid controls for aerospace                            300
                 and industrial applications,              Right to Acquire:
                 since 1996. Director,                             12,355.56
                 Astronics Corporation, M&T                Percent of Class:
                 Bank Corp., Seneca                                      .25
                 Foods Corp., National Fuel
                 Gas Corp.

Randall L. Clark Chairman, Dunn Tire              Sole Beneficial Ownership:
Age 55           Corporation, tire                                     1,000
Director Since   distribution company,          Shared Beneficial Ownership:
1995             since 1996.  Principal,                                   0
                 Buffalo Ventures, Inc.,                   Right to Acquire:
                 investment banking company                         3,355.56
                 since 1996.  Prior thereto,               Percent of Class:
                 Executive Vice President                                .09
                 and Chief Operating Officer,
                 Pratt & Lambert United, Inc.,
                 a manufacturer of paints
                 and chemical products, from
                 1992 until 1995.

Terry M. Manon   Senior Vice President, Air       Sole Beneficial Ownership:
Age 47           Handling Products,                                        0
Director Since   Company, manufacturer of        Shared Beneficial Ownership
1994             air handling systems, since                               0
                 1996.  Prior thereto, Vice               Right to Acquire:
                 President, Air Handling                           3,355.56
                 Systems Division, Trane                  Percent of Class:
                 Company, since 1987.                                   .07

Robert J. McKenna Chairman, President and         Sole Beneficial Ownership:
Age 50            Chief Executive Officer of                          15,045
Director Since    Acme Electric Corporation,    Shared Beneficial Ownership:
1993              since 1994.  Director,                                  *0
                 Astronics Corp.                          Right to Acquire:
                                                                       5,000
                                                           Percent of Class:
                                                                         .39

All Executive Officers              Sole Beneficial Ownership:     24,926.00
and Directors as a                Shared Beneficial Ownership:      7,072.00
Group (10 Persons)                           Right to Acquire:   **43,922.24
                                             Percent of Class:          1.49

*Does not include 80,000 shares held in the Company's Retirement Plan for Employees of the Company (see Pension Plan) as to which shares Mr. McKenna has shared voting and investment powers in his capacity as Chairman of the Pension Committee.

**Includes shares which are exercisable under the 1981 Incentive Stock Option Plan, the 1989 Stock Option Plan, and the 1996 Directors' Stock Option Plan.

                     COMMITTEES OF THE BOARD OF DIRECTORS

      The Board has appointed from its members Executive, Audit, Compensation and Nominating Committees which have the responsibilities and authority described below.
      The Executive Committee has, during the interval between meetings of the Board of Directors, the authority to exercise all the powers of the Board delegated to it by the Board in the management and direction of the business and affairs of the Company. Members of this Committee are Messrs. Brady, Clark and McKenna.
      The Audit Committee has the responsibility, among other things, to (i) recommend the selection of the Company's independent auditors, (ii) review the adequacy of the audit by the independent auditors, (iii) review the financial statements which are the subject of the independent auditors' certification, and (iv) review the effectiveness of the Company's internal auditing procedures. Members of this Committee are Messrs. Batting, Hawk and Manon. Two meetings of the Audit Committee were held during fiscal year 1998.
      The Compensation Committee has the responsibility, among other things, to
(i) review and make recommendations on the compensation rate for executive officers of the Company, and (ii) review incentive compensation plans and make recommendations as to the adoption of these plans. Members of this Committee are Messrs. Batting, Brady and Clark. Two meetings of the Compensation Committee were held during fiscal year 1998.
      The  Nominating Committee has the responsibility, among other things,  to
(i) study and make recommendations as to the size and composition of the Board,
(ii) make nominations to the Board prior to the Annual Meeting, and (iii) search for potential candidates and make recommendations as to candidates for membership on the Board. Two meetings of the Nominating Committee were held during fiscal year 1998. Members of this Committee are Messrs. Brady, Clark and McKenna. The Nominating Committee will consider nominees for the Board recommended by shareholders. A shareholder wishing to recommend such nominees for election at the 1999 annual meeting of shareholders should submit such recommendation in writing to the Committee at the Company's address on or before May 19, 1999.
      Each non-employee member of the Board of Directors receives payments in the form of stock options under the 1996 Directors' Stock Option Plan. Each quarter non-employee directors are entitled to receive an option to purchase shares of the Common Stock of the Company at 30% of the fair market value of such shares when the option is granted. The number of shares subject to each option is determined by dividing the nominal amount of quarterly fees of $2,500 by 70% of the fair market value of each share. Fair market value is the average of the high and low sales prices of a share on the New York Stock Exchange on the most recent prior trading day. Subject to shareholder approval of the 1998 Stock Option Plan, options were granted to non-employee directors on September 1, 1998, as shown in the table of New Plan Benefits on page 19.
      During fiscal year 1998, the Board of Directors held four meetings. Each Director attended 75% or more of the Board meetings and meetings of the Committees of the Board on which such Director served.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors is made up of only outside directors and oversees the Company's executive compensation programs. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves the salaries of all elected officers. Any directors who are full-time employees are excused from voting on their own compensation. The Committee also oversees the other elements of executive compensation, including annual incentive awards and stock options.

General Philosophy

     The philosophy of the Company is that annual compensation should adjust to Company performance, and long-term incentives should align with creating shareholder value. The Committee believes that operating criteria should determine annual cash incentive compensation, and market-based criteria, as measured by the market price of the Company's Common Stock, are better tied to performance periods longer than a year. Individual compensation should reflect operating unit performance for division executives and Company performance for selected elected officers, with the purpose being to attract and retain qualified executives.

Salaries

      Salaries are based upon a commercially available study of the durable goods manufacturing sector for companies of a similar size. Salary payments are primarily intended to reward current and past performance based upon job experiences and comparison to peers both inside and outside the Company.

Annual Incentive Awards

     Annual incentive awards are designed to motivate and reward the individual for personal contributions to the success of the Company. The Executive Incentive Plan (EIP) rewards selected elected officers based upon return on equity. A minimum threshold based on recognized financial return rates, which incorporate investment risk, must be met before any payments are made. A percentage of pre-tax earnings above the threshold is distributed as a percentage of base salary.
      The Board of Directors can also make individual awards based on their assessment of contributions to the tactical and strategic goals set by the Chief Executive Officer and approved by them at the beginning of the year.
      The Management Incentive Plan (MIP) rewards key managers and officers based upon their respective division's operating profit, net asset utilization and sales growth. The MIP pays only for improvement and is distributed as a percentage of base salary. The MIP has a maximum allowable payout of 40% of salary.
      Every other employee of the Company participates in an annual incentive plan.

Stock Options

     Stock options accomplish the objective of further motivating executives to create shareholder value. Options are reviewed on an annual basis. Options are granted with an exercise price equal to the closing price of Acme stock on the day preceding the date of grant, creating recipient value only as the stock increases in market price. Stock options granted under the 1989 Stock Option Plan to certain executive officers in fiscal year 1998 are shown in the table of Option Grants in Last Fiscal Year on page 9. Subject to shareholder approval of the 1998 Stock Option Plan, options were granted as September 1, 1998, as shown in the table of New Plan Benefits on page19.

Compensation of the Chief Executive Officer

      The Chief Executive Officer's salary was determined by the Committee, in accordance with the above stated philosophy.
      An incentive payment was made to the CEO based on fiscal 1998 earnings exceeding the required return threshold on beginning shareholder equity, as established by the Board of Directors.
           The Committee believes that both annual and long-term compensation for the last three years reflect this statement on philosophy.


Submitted by the Compensation Committee:

Robert D. Batting    Robert T. Brady    Randall L. Clark

                           SUMMARY COMPENSATION TABLE
                                                               Long Term
Compensation
                                                           ---------------------
-------
                                 Annual Compensation               Awards
Payouts
                               --------------------------- ---------------------
-------
                                                   Other   Restricted Securities
                      Fiscal                       Annual     Stock   Underlying
LTIP       All Other
   Name and            Year    Salary   Bonus   Compensation  Award(s) Options
Payouts   Compensation
Principal Position     End       ($)    ($)(1)    ($)(2)       ($)     (#)(3)
($)(4)      ($)(5)
________________________________________________________________________________
________________________
R.J. McKenna          6/30/98  278,000  138,374     ---        ---      15,000
---        1,566
  Chairman/           6/30/97  262,625      ---     ---        ---         ---
---        1,566
  President/CEO       6/30/96  250,000      ---     ---        ---      10,000
---          907

D.K. Corwin           6/30/98  155,189   46,347     ---        ---       5,000
---        1,612
  V.President/GM      6/30/97  149,334      ---     ---        ---         ---
---          927
  Electronics Div.    6/30/96  142,000      ---     ---        ---       5,000
---          669

J.E. Gleason          6/30/98  134,645   53,858     ---        ---       5,000
---          599
  V.President/GM      6/30/97  128,861      ---     ---        ---         ---
---          891
  Aerospace Div       6/30/96  121,700    6,377     ---        ---       5,000
---          535

N.T. Arena            6/30/98  130,000     ---      ---        ---       5,000
---          607
  V.President/GM      6/30/97  118,861  14,834      ---        ---         ---
---          400
  Power Distribution  6/30/96   44,452     ---      ---        ---         ---
---          ---
  Products Division


1.  Bonuses accrued at June 30 and paid within the subsequent ninety-day period.
2. No individual listed had annual perquisites with aggregate value exceeding 10 percent of salary, plus bonus.
3. All grants were incentive stock options granted under the Company's 1989 Stock Option Plan based on fiscal 1995 and fiscal 1997 Company performance.
4.  The Company has no long-term incentive plans.
5. The amounts reflected in this column are the value of group term-life insurance. The Company has not contributed to any defined contribution plans.

                        OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable

Value at Assumed
                                                                         Annual
Rates of Stock
                                                                           Price
Appreciation for
                                   Individual Grants
Option Term
                       ---------------------------------------------       -----
-----------------
                      Number of  % of Total
                      Securities  Options
                      Underlying Granted to    Exercise
                       Options   Employees      or Base
                       Granted   in Fiscal       Price    Expiration
    Name              (#)(1)(2)    Year          ($/Sh)        Date       5% ($)
10% ($)
________________________________________________________________________________
________________________
R.J. McKenna          15,000      33.3%        $6.34375   08/31/2007    59,843     151,654

D.K. Corwin            5,000      11.1%        $6.34375   08/31/2007    19,948      50,551

J.E. Gleason           5,000      11.1%        $6.34375   08/31/2007    19,948      50,551

N.T. Arena             5,000      11.1%        $6.34375   08/31/2007    19,948      50,551


1.  The Company does not have a stock appreciation rights plan.
2. Options become exercisable over a period of four years following the date of grant, in an amount equal to 25% of the total grant following each such year.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND F/Y-END OPTION VALUES
             Shares Acquired  Value    Number of Unexercised   Value of
Unexercised In-the-Money
                on Exercise Realized    Options at F/Y-End (#)       Options at
F/Y-End ($)
    Name            (#)      ($)       Exercisable/Unexercisable
Exercisable/Unexercisable
________________________________________________________________________________
___________________
R.J. McKenna       None      ---           5,000/20,000
$0/$0

D.K. Corwin        None      ---           10,500/7,500
$0/$0

J.E. Gleason       None      ---            5,500/7,500
$0/$0

N.T. Arena         None      ---                0/5,000
$0/$0


1.  Supplemental Requirement Information:
                      Shares of Common Stock Beneficially Owned
                      -----------------------------------------
    D.K. Corwin       Sole Beneficial Ownership:              0
                      Shared Beneficial Ownership:        4,962
                      Right to Acquire:                  10,500
                      Percent of Class:                     .30

    J.E. Gleason      Sole Beneficial Ownership:          5,988
                      Shared Beneficial Ownership:            0
                      Right to Acquire:                   5,500
                      Percent of Class:                     .23

    N.T. Arena        Sole Beneficial Ownership:              0
                      Shared Beneficial Ownership:        1,810
                      Right to Acquire:                       0
                      Percent of Class:                     .04

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN



                                    (GRAPH)





                   June 93  June 94 June 95  June 96  June 97  June 98
Acme Electric Corp.$100.00  $100.00 $358.82 $  89.71 $  77.94 $  56.61
S & P 500 Index    $100.00  $101.41 $127.84  $161.08  $216.98  $282.39
Peer Group (1998)  $100.00  $101.79 $175.81  $203.50  $306.66  $321.24
Peer Group (1997)  $100.00  $100.91 $167.20  $187.37  $270.12  $274.67
_______________________________________________________________________________
Peer group companies include the S & P Electrical Equipment group, with General Electric excluded because of its weighted effect, the S & P Electronics (Instrumentation) group, the S & P Electronics (Semiconductor) group, and the S & P Electronics (Defense) group. The list of companies comprising the peer group was updated (identified as Peer Group (1998)) in the current year to better reflect the businesses and markets in which the Company currently participates. No significant difference resulted in the five-year trend comparison between 1997 and 1998 peer groups.

Peer Companies:
   Advanced Micro Devices   Honeywell Inc.             Perkin-Elmer Corp.
   AMP Inc.                 Hubbell Inc. -CL B         Raychem Corp.
   E-Systems Inc.           Intel Corp.                SL Industries Inc.
   EG&G Inc.                Loral Corp.                Tektronix Inc.
   Emerson Electric Co.     Motorola Inc.              Texas Instruments Inc.
   Hewlett-Packard Co.      Nat'l Semiconductor Corp.  Thomas & Betts Corp.

                             EMPLOYMENT AGREEMENTS

      Mr. McKenna has an employment agreement with the Company which provides for a severance period of six months at full salary should his employment be terminated, except for good cause. In addition, Messrs. McKenna and Corwin have agreements providing for continuation of employment in the event of a change of control for periods of up to three years. Under the agreements, Messrs. McKenna and Corwin must preserve confidential Company information and refrain from any activities that may compete with the Company's business. The terms of these agreements are automatically extended unless either party gives timely notice to the other of intent to not extend each such agreement. Under the agreements, Messrs. McKenna and Corwin receive a base salary as determined by the Board of Directors plus bonus, which amounts may not be reduced during the term of the agreements.


                            1989 STOCK OPTION PLAN

      Under the 1989 Stock Option Plan (the "1989 Plan"), certain individuals are granted for a period of up to ten years, beginning with the date of grant, options to purchase specified amounts of the Company's Common Stock for 100% of the fair market value of the stock, subject to option, on the day preceding the grant. Individuals covered by the Plan include executive officers, directors and other key employees subject to review by the Board of Directors. The number of shares granted to each individual is also subject to review by the Board of Directors. An amendment to the 1989 Plan was approved at the annual meeting of shareholders held on October 28, 1994, to apply a formula for the award of further options following each year of profitable operation and to increase the number of shares subject to the Plan from 225,000 to 450,000. Options in accordance with the formula were last granted as of September 1, 1997.
     The Board of Directors is recommending that the shareholders approve a new plan at the Annual Meeting. See Proposal Number Two -- Approval of the 1998 Stock Option Plan. Upon approval of the 1998 Stock Option Plan, the Board of Directors intends to cease granting options under the 1989 Plan.


                       1996 DIRECTORS' STOCK OPTION PLAN

      The 1996 Directors' Stock Option Plan (the "1996 Plan") was approved by the Company's shareholders on October 31, 1996. The purpose of the 1996 Plan is to facilitate ownership in the Company by non-employee directors of the Company by providing them with a convenient means to purchase Common Stock of the Company and, thereby, to share in its progress and success. Currently, five directors participate in the 1996 Plan.
     The grant of options under the 1996 Plan occurs automatically on the first day of each quarter of a calendar year to each eligible director in lieu of director fees attributable to service as a director during such quarter. A total of 50,000 shares of Common Stock are available for grant under the 1996 Plan.
      The Purchase Price of each share of Common Stock subject to an option is equal to 30% of the fair market value (determined as provided in the 1996 Plan) of a share of Common Stock on the date the option is granted. The number of shares of Common Stock subject to the option will be equal to the director fees for the preceding quarter, divided by 70% of the fair market value of a share of Common Stock on the date the option is granted. The discount amount for the number of shares granted replaces the value of the cash director fees that would otherwise be due. Each eligible director will accrue director fees of $2,500 each quarter for credit toward the grant of options under the 1996 Plan.
      An option becomes exercisable in full six months after the date of grant, and, to the extent not previously exercised, will expire ten years after the date of grant or, in some cases, earlier pursuant to provisions in the 1996 Plan relating to a director's termination of service.
      Each option shall be evidenced by a written option agreement executed by the Company and the director. Stock must be paid for in full in cash when purchased upon the exercise of options. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock over the purchase price, and the Company will be entitled to a deduction in the same amount.
      Options are not transferable other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended.


                                 PENSION PLAN

   Executive officers of the Company, including those named in the Summary Compensation Table, are covered by the Retirement Plan for Employees of the Company ("Pension Plan"). Messrs. McKenna and Corwin are also covered by the Supplemental Executive Retirement Plan ("Supplemental Plan"). These Plans provide for regular monthly payments to retirees. Normal retirement age under the Plans is 65. The Plans also provide for early and disability retirement. The normal monthly retirement benefit is reduced by up to one-half of one percent for each month between the date benefits begin and a participant's normal retirement date in the event of early retirement. The disability retirement benefit is the benefit accrued by a participant to the disability retirement date. Benefits are not subject to any deduction for Social Security or other payments. The cost of the Plans is borne by the Company.
   The normal retirement benefit under the Pension Plan is one percent of the average monthly base salary for each year of credited service at December 31, 1991, plus 1.5 percent of monthly W-2 wages earned in each year of credited service after December 31, 1991. The Internal Revenue Code of 1986, as amended, limits the amount of benefits payable under the Pension Plan, as well as the amount of compensation used to determine those benefits. For benefits accruing in plan years beginning after 1997, no more than $160,000 (indexed for inflation) in annual compensation may be taken into account.
   The annual monthly retirement benefit under the Supplemental Plan is one-twelfth of the product of two percent of annual base salary at retirement multiplied by years of credited service to a maximum of 30 years, less the benefit payable under the Pension Plan. The benefits of certain individuals covered by the Supplemental Plan may be subject to limitations. The table below illustrates the maximum total amount of annual pension payments, computed on a straight life annuity basis, under both the Pension Plan and the Supplemental Plan for an employee whose annual base salary at retirement and years of service are as specified:

  Base Salary          10 Years            20 Years            30 Years
 at Retirement        of Service          of Service          of Service

$ 55,000               $11,000            $ 22,000            $ 33,000
  90,000                18,000              36,000              54,000
 140,000                28,000              56,000              84,000
 190,000                38,000              76,000             114,000
 250,000                50,000             100,000             150,000
 300,000                60,000             120,000             180,000
 350,000                70,000             140,000             210,000

The term "base salary" used in the above table refers to the column of the Summary Compensation Table on page 8 labeled "Salary."
      For the purpose of determining the pension benefits payable under the Pension Plan and the Supplemental Plan, estimated years of credited service as of the end of the calendar year 1997 covered by the Plans for executive officers named in the Summary Compensation Table are as follows: Mr. McKenna, 5 years; Mr. Corwin, 26 years; Mr. Gleason, 30 years; and Mr. Arena, 2 years.
      The estimated annual benefits payable under the Pension Plan upon retirement at normal retirement age for Messrs. Gleason and Arena are $60,000 and $42,000, respectively. The combined estimated annual benefits payable under the Pension Plan and the Supplemental Plan upon retirement at normal retirement age for Messrs. McKenna and Corwin are $115,000 and $93,000, respectively. The above annual benefits were computed on a straight life annuity basis and assume continued employment to age 65 with no increase in compensation covered by the Plans.
      Benefits are presently being paid to some individuals covered under the Supplemental Plan. The Company has purchased, and is the beneficiary of, insurance on the lives of participants under the Supplemental Plan. The proceeds of the policies will reimburse the Company for some or all costs, including Supplemental Plan benefits, insurance premiums and a factor for the use of the Company's money. It is expected that the Supplemental Plan will aid the Company in continuing to retain and motivate key employees. Messrs. McKenna and Corwin will be eligible to receive benefits under the Supplemental Plan.


                     EMPLOYEE SAVINGS AND PROTECTION PLAN

      Employees of the Company are eligible to participate in the Company's Employee Savings and Protection Plan on the first of the month following employment. Under the Plan, participants may contribute up to twelve (12) percent of their gross earnings for investment in cash, stock and mutual investment funds. The Company bears the cost of operating the Plan, but does not make matching contributions.


                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officer, directors and greater-than-10% shareholders were complied with during the fiscal year ended June 30, 1998.


                              Proposal Number Two

                    APPROVAL OF THE 1998 STOCK OPTION PLAN

     On May 11, 1998, the Board of Directors adopted the Acme Electric Corporation 1998 Stock Option Plan ("Plan"), subject to approval by the shareholders at this Annual Meeting. The affirmative vote of a majority of the votes cast with respect to this proposal by the holders of shares of Common Stock entitled to vote is required for the adoption of the Plan.

     The Board of Directors believes that it is in the Company's best interests to adopt the Plan for several reasons. First, although shares are available for grant under the 1989 Incentive Stock Option Plan (the "1989 Plan"), the current option plan, no options may be granted thereunder after August 16, 1999. Second, the 1989 Plan is inflexible in a number of respects. The Company believes that a competitive stock option plan is essential to attract and retain outstanding individuals in today's market. Upon approval of the Plan, the Board of Directors intends to cease granting stock options under the 1989 Plan, which has approximately 231,000 shares available for grant. For the full text of the Plan, see Exhibit A to this Proxy Statement.

Administration

     The Plan will generally be administered by the Compensation Committee ("Committee") of the Board of Directors ("Board") or another committee designated by the Board. The Committee shall consist of not less than two members of the Board, each of whom is a "Disinterested Board Member" (as defined in the Plan). Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its administration, select key employees of the Company and its subsidiaries to receive stock options ("Options") under the Plan, determine the form and amount and other terms and conditions of Options, grant waivers of Plan terms and conditions, accelerate the vesting, exercise or payment of Options and take all action it deems advisable for the proper administration of the Plan. The Board must approve any grant of non-qualified stock options to a non-employee director and such non-employee director must abstain from voting on such grant. The Plan authorizes the Committee to delegate its authority and duties under the Plan, in certain circumstances, to the Chief Executive Officer and other senior officers of the Company.

Eligibility and Participation

     All key employees and non-employee directors of the Company or any of its 80-percent-or-more owned subsidiaries ("Subsidiaries") are eligible to be selected to participate in the Plan. The selection of Participants from among key employees is within the discretion of the Committee. The selection of Participants from among non-employee directors is within the discretion of the Board.

Amendment of Plan

     The Board may suspend or terminate the Plan at any time, and may also amend the Plan at any time, but any such amendment may be subject to shareholder approval as may be required by law.

Shares Available for Grant

     The Plan authorizes the Committee to grant awards during the period from August 28, 1998, through August 27, 2008. Subject to equitable adjustment, 500,000 shares of Common Stock of the Company are available for grant under the Plan. Shares of Common Stock related to Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares will again be available for grant under the Plan. Similarly, shares of Common Stock used by a Participant with the Committee's consent to pay in full or in part the purchase price of shares of Common Stock upon exercise of a stock option will again be available for grant under the Plan.

     No one Participant in the Plan may receive Options covering more than 100,000 shares of Common Stock of the Company in any calendar year, subject to equitable adjustment.

     The shares available for issuance under the Plan may be authorized and unissued shares or treasury shares.

Stock Options

Types of Options

     The Plan provides for the grant of Options in the form of incentive stock options and non-qualified stock options to purchase shares of the Company's Common Stock. Only non-qualified stock options may be granted to non-employee directors.

Terms and Purchase Price

     Unless the option agreement evidencing the Option ("Option Agreement") provides otherwise, each Option shall be exercisable in whole or in part. The Committee (or the Board in the case of an Option granted to a non-employee director) will, with regard to each Option, determine the number of shares subject to the Option, the manner and time of the Option's exercise, and the exercise price per share of Common Stock subject to the Option. In no event, however, may the exercise price of an Option be less than the fair market value of the Company's Common Stock on the date of the Option's grant (or 110 percent of such fair market value in the case of an incentive stock option granted to any 10 percent shareholder). Unless the Option Agreement provides for a shorter period, each incentive stock option shall expire on the tenth anniversary of its date of grant (or on the fifth anniversary of such date in the case of an incentive stock option granted to any 10 percent shareholder). Any Option granted in the form of an incentive stock option will satisfy the applicable requirements in Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"). See Federal Income Tax Treatment beginning at page 18 for a discussion of the differing federal tax treatment afforded to incentive and non-qualified stock options.

Termination of Employment

     Unless otherwise determined by the Committee and as otherwise provided in the Option Agreement, any Option granted to a Participant who is a key employee and which has not theretofore expired shall expire upon termination of the Participant's employment with the Company or a Subsidiary, except that upon termination of employment (other than by death) after the expiration of at least one full year following grant of the Option or by reason of the Participant's disability, a Participant may, within three months after the date of termination of employment, purchase all or part of any shares of Common Stock which the Participant was entitled to purchase under such Option on the date of termination of employment. Also, upon the death of any Participant while employed with the Company or a Subsidiary or within the three-month period after the date of termination of a Participant's employment, the Participant's estate or the person to whom the Participant's rights under the Option are transferred by will or the laws of descent and distribution may, within one year after the date of the Participant's death (or within one year after termination of the Participant's employment if death occurs after such termination), purchase all or part of any shares of Common Stock which the Participant was entitled to purchase under the Option on the date of death (or on the date of termination of the Participant's employment if death occurs after such date).

Cessation of Directorship of Non-Employee Director

     Unless otherwise determined by the Board and as otherwise provided in the Option Agreement, any Option granted to a Participant who is a non-employee director and which has not theretofore expired shall expire upon the non-employee director ceasing to serve as a director of the Company or a Subsidiary, except that upon ceasing to serve as a director (other than by death) after the expiration of at least one full year following grant of the Option or by reason of the non-employee director's disability, the non-employee director may, within three months after the date of such cessation, purchase all or part of any shares of Common Stock which the non-employee director was entitled to purchase under such Option on such date. Also, upon the death of a non-employee director while serving as a director of the Company or a Subsidiary or within the three-month period after ceasing to be a director of the Company or a Subsidiary, the non-employee director's estate or the person to whom the non-employee director's rights are transferred by will or the laws of descent and distribution may, within one year after the date of the non-employee director's death (or within one year after the date the non-employee director ceased serving as a director if death occurs after cessation of service as a director), purchase all or part of any shares of Common Stock which the non-employee director was entitled to purchase under the Option on the date of death (or on the date of cessation of service as a director if death occurs after such date).

Exercise of an Option

     Upon exercise, the exercise price of an Option may be paid by a Participant in cash, shares of Common Stock, or a combination of both. The Plan also allows for the so-called "cashless exercise" of Options by payment of the exercise price using a portion of the shares otherwise receivable upon exercise of the Option.

Nonassignability

     All awards under the Plan may not be transferred (except by will or the laws of descent and distribution), and during a Participant's lifetime may be exercised only by the Participant except that the Committee (or the Board in the case of an Option granted to a non-employee director) may, in its sole discretion, authorize all or a portion of the nonqualified stock options granted to a Participant to be on terms which permit the transfer by such Participant to (i) the Participant's spouse, children, grandchildren, brothers or sisters ("Immediate Family Members"); (ii) a trust or trusts for the benefit of one or more of such Immediate Family Members; or (iii) a partnership or limited liability company in which any of such Immediate Family Members are the only partners or members, provided that (a) the transfer is approved by the Committee (or the Board in the case of an Option granted to a non-employee director) and (b) subsequent transfers of transferred Options are prohibited (except by will or the laws of descent and distribution). Following transfer, any such Options continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and the effects of the termination of employment of the Participant or termination of the directorship of a non-employee director shall continue to apply to such Options with respect to the Participant to whom the Options were granted and following any such termination shall be exercisable by the transferee only to the extent and for the periods specified above under "Termination of Employment" or "Cessation of Directorship of Non-Employee Director," whichever is applicable.


Change in Control

     In the event of a Change in Control (as defined in the Plan) all outstanding, unexpired Options shall become exercisable as of the date of the Change in Control.

Adjustment of Shares Available

     In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment will be made by the Committee in the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock with respect to which Options may be granted to any Participant in any year, and the number of shares of Common Stock subject to outstanding Options, without change in the aggregate purchase price to be paid for such shares of Common Stock.

     The Plan also provides that in the event of a merger, consolidation, reorganization of the Company with another corporation, a reclassification of the Common Stock, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision will be made for the protection and continuation of outstanding Options by either (i) the substitution of appropriate stock or other securities, or (ii) by appropriate adjustments, each as set forth under the Plan and as deemed appropriate by the Committee (or the Board in the case of an Option granted to a non-employee director).

Federal Income Tax Treatment

     The following is a brief summary of the federal income tax aspects of the Plan, based on existing law and regulations which are subject to change. The application of state and local income taxes and other federal taxes is not discussed.

Incentive Stock Options

     Generally, a person who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise and the Company is not entitled to a deduction at the time of grant or at the time of exercise of an incentive stock option. Under certain circumstances, however, an option holder may be subject to the alternative minimum tax with respect to the exercise of his incentive stock options. Generally, the gain realized but not recognized upon the exercise of an incentive stock option (equal to the difference between the fair market value of the shares received upon exercise of the incentive stock option and the purchase price paid for such shares) is included in the option holder's alternative minimum taxable income and, depending upon the option holder's overall tax situation, he may be required to pay alternative minimum tax on such gain.

     If an option holder does not dispose of the shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant of the option and one year from the transfer of the shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. An option holder must also own the shares of stock acquired upon exercise of an incentive stock option for more than eighteen months for the gain or loss realized on the sale to qualify for the lowest federal income tax rates currently imposed on certain long-term capital gains.

     If an option holder disposes of the shares received upon the exercise of an incentive stock option either (1) within one year of the transfer of the shares to him or (2) within two years after the incentive stock option was granted, the option holder will generally recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares on the date the incentive stock option was exercised over the purchase price paid for the shares upon exercise and (b) the amount of gain realized on the sale. Any gain realized in excess of the compensation income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the option holder held the shares. If an option holder is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules relating to the reasonableness of the option holder's compensation and the limitation under
Section 162(m) of the Code, will be entitled to a deduction for an equivalent amount.

     If an option holder exercises an incentive stock option by transferring shares of Company Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of shares of stock received upon exercise of the incentive stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The remaining shares received will have a basis equal to the cash paid, if any, on the exercise.

Non-Qualified Stock Options

     A person who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the purchase price of the shares and the fair market value of the shares on the date of exercise. Subject to general rules relating to the reasonableness of the option holder's compensation and the limitation under Section 162(m) of the Code, the Company is entitled to a corresponding deduction for the same amount.

     If an option holder exercises a non-qualified stock option by transferring shares of Company Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of shares of stock received upon exercise of the non-qualified stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The fair market value of the additional shares received will be includible in the option holder's income upon exercise and the option holder's basis in such shares will equal such value.

Section 162(m)

          Section 162(m) of the Code generally limits to $1 million the amount of compensation paid to certain "covered employees" of a publicly held corporation (generally, the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer) that can be deducted by the corporation for the year. Certain performance-based compensation, the material terms of which are disclosed to the corporation's shareholders and approved by a majority vote of the shareholders, is exempt from the $1 million limitation. Based on regulations promulgated under Section 162(m), grants of Options to covered employees under the Plan would appear to qualify for the exemption from the $1 million limitation as performance-based compensation.

New Plan Benefits

     On September 1, 1998, options were granted under the Plan, subject to shareholder approval of the Plan, to each of the named executive officers and the groups shown in the following table:

                               NEW PLAN BENEFITS

                          Number of Securities (1)             (2)
Name and Position         Underlying Options Granted   Exercise or Base Price

R. J. McKenna                     45,000                      $4.00
Chairman/President/CEO

D. K. Corwin                      10,000                      $4.00
Treasurer
Vice President/GM
Electronics Division

J. E. Gleason                     10,000                      $4.00
Vice President/GM
Aerospace Division

N. T. Arena                       10,000                      $4.00
Vice President/GM
Power Distribution
Products Division

All current executive             75,000                      $4.00
officers as a group
(4 persons)

All non-employee                   8,000                      $4.00
directors as a group
(4 persons)

All employees, including          22,000                      $4.00
all current officers who
are not executive officers,
as a group

1 Options become exercisable in increments of 50% on December 1, 1998, and September 1, 1999.
2 Fair market value per share of the Company's Common Stock on the date the option was granted.

     It is not determinable at this time what further benefits, if any, each of the persons or groups eligible to receive grants under the Plan will receive under the Plan, because grants to key employees under the Plan are at the discretion of the Committee and grants to non-employee directors are at the discretion of the Board.

      The exercise price of each Option will be determined by the Committee (or the Board in the case of an Option granted to a non-employee director), but will not be less than the fair market value of each share of stock issued under the Plan. The closing price of a share of Common Stock as reported on the New York Stock Composite Tape on September 1, 1998, was $4.00 per share; and the aggregate market value of the shares available for issuance under the Plan was $2,000,000.


           VOTE REQUIRED FOR APPROVAL OF THE 1998 STOCK OPTION PLAN

      The approval of the Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and voting at the meeting. If approved by the shareholders, the plan will become effective as of August 28, 1998.
      The Board of Directors recommends a vote FOR approval of the 1998 Stock Option Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies.


                             Proposal Number Three

                     REAPPOINTMENT OF INDEPENDENT AUDITORS

       Subject to shareholder approval, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as independent auditors to examine the Company's financial statements for its fiscal year ending June 30, 1999. PricewaterhouseCoopers LLP and its predecessors have served as the Company's independent auditors for many years.
      As in prior years, a representative of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement and respond to questions.


                      VOTE REQUIRED TO RATIFY APPOINTMENT

      Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the Meeting. If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment.
      The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the 1999 fiscal year. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their Proxies.

                         PROPOSALS BY SECURITY HOLDERS

      Any proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company by May 19, 1999, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.
      If  a  shareholder who intends to present a proposal at the  1999  Annual
Meeting of Shareholders does not notify the Company of such proposal by February 6, 1999, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the meeting, even though there is no discussion of the proposal in the 1999 proxy statement.


                             COST OF SOLICITATION

      The Company will pay the expenses of soliciting proxies for the Meeting. Solicitations of proxies may be made by personal calls upon, or telephone or telegraphic communications with, shareholders or their representatives by directors, officers and employees of the Company, none of whom will be compensated specially for these services.


                                 OTHER MATTERS

      The Board of Directors does not know of any other matters that may come before the Meeting. If any other business is properly presented at the Meeting for action, the persons named in the proxy will vote thereon according to their best judgment of such matters.
      Shareholders are urged to forward their proxies without delay. A prompt response will be greatly appreciated.


East Aurora, New York                        By Order of the Board of Directors
September 16, 1998                           John B. Drenning, Secretary

                                   EXHIBIT A

                           ACME ELECTRIC CORPORATION
                            1998 STOCK OPTION PLAN


     1.   Purpose
          The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a long-term incentive compensation program that will be an incentive to the Key Employees and Non-Employee Directors of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries and enhance their ability to attract and retain in their employ and as directors highly qualified persons for the successful conduct of their businesses.

     2.   Definitions

          2.1  "Board" means the Board of Directors of the Company.

          2.2 "Change in Control" shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 40% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or (ii) approval by the stockholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or
(iii) individuals who constitute the Board on August 28, 1998 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to August 28, 1998 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

          2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.4 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan. The Committee shall consist of not less than two members of the Board, each of whom shall be a Disinterested Board Member.

          2.5  "Common Stock" means the common stock of the Company.

          2.6  "Company" means Acme Electric Corporation.

          2.7 "Disinterested Board Member" means a member of the Board who (a) is not a current employee of the Company or a Subsidiary, (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a director, and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or
(b) of Regulation S-K under the Securities Act of 1933, as amended. The term "Disinterested Board Member" shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

          2.8 "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time.

          2.9 "Fair Market Value" of a share of Common Stock on any date means the closing price of a share of Common Stock as reflected in the report of consolidated trading of New York Stock Exchange-listed securities for that date (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded) published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten
(10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee (or the Board in the case of an Option granted to a Non-Employee Director) in such manner as it may deem appropriate.

          2.10 "Key Employee" means an officer or other key employee of the Company or a Subsidiary as determined by the Committee.

          2.11 "Non-Employee Director" means a director of the Company or a Subsidiary who is not also an employee of the Company or a Subsidiary.

          2.12 "Option" means a stock option granted under the Plan to a Participant by the Committee pursuant to such terms and conditions as the Committee may establish.

          2.13 "Option Agreement" means a written agreement between the Company and a Participant that establishes the terms and conditions of an Option in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

          2.14 "Participant" means any individual to whom an Option has been granted by the Committee (or the Board in the case of an Option granted to a Non-Employee Director) under this Plan.

          2.15 "Plan" means the 1998 Stock Option Plan.

          2.16 "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 80 percent or more.

     3.   Administration
          The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of the Plan;
(c) select Key Employees to receive Options under the Plan; (d) determine the form of an Option, whether an incentive stock option or non-qualified stock option, the number of shares subject to the Option, all the terms and conditions of an Option, including the time and conditions of exercise or vesting; (e) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (f) accelerate the vesting of any Option when any such action would be in the best interest of the Company; (g) take any and all other action it deems advisable for the proper administration of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company under such conditions as the Committee may establish; provided, however, that only the Committee may select and grant Options and render other decisions as to the timing, pricing and amount of Options to Key Employees who are subject to
Section 16 of the Exchange Act. Notwithstanding any other provision of the Plan, Non-Employee Directors may only be granted non-qualified stock options under the Plan, the Board must approve any grant of non-qualified stock options to a Non-Employee Director and such Non-Employee Director must abstain from voting on such grant.

     4.   Eligibility
          Any Key Employee and any Non-Employee Director is eligible to become a Participant in the Plan.

     5.   Shares Available
          The maximum number of shares of Common Stock, $1.00 par value, of the Company which shall be available for grant of Options under the Plan (including incentive stock options) during its term shall not exceed 500,000; subject to adjustment as provided in paragraph 12. Options covering no more than 100,000 shares of Common Stock may be granted to any Participant in any calendar year, subject to adjustment as provided in paragraph 12. Any shares of Common Stock related to Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall be available again for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

     6.   Term
          The Plan shall become effective as of August 28, 1998 subject to its approval by the Company's shareholders at the 1998 annual meeting. No Options shall be exercisable before approval of the Plan has been obtained from the Company's shareholders. Options shall not be granted pursuant to the Plan after August 27, 2008.

     7.   Participation
          The Committee (or the Board in the case of an Option granted to a Non-Employee Director) shall select Participants, determine the type of Options to be granted, and establish in the related Option Agreements the applicable terms and conditions of the Options in addition to those set forth in this Plan.

     8.   Options

          (a) Grants. Options may be granted to Key Employees and Non-Employee Directors pursuant to the Plan. Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options); provided, however, that only non-qualified stock options may be granted to Non-Employee Directors.

          (b) Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of an Option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock, on the date of the Option's grant.

          (c) Restrictions Relating to Incentive Stock Options. Options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Each incentive stock option shall expire not later than ten years from its date of grant. If an incentive stock option is granted to a Key Employee who at the time the Option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (as determined under Section 424(d) of the Code), the price at which Common Stock may be purchased upon exercise of such Option shall not be less than 110 percent of the Fair Market Value of the Common Stock on the date of the Option's grant and such Option shall expire not later than five years from its date of grant. The number of shares of Common Stock that shall be available for incentive stock options granted under the Plan is 500,000.

          (d) Exercise of Options. Upon exercise, the option price of an Option may be paid in cash, shares of Common Stock, or a combination of the foregoing. The Committee (or the Board in the case of an Option granted to a Non-Employee Director) shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise an Option. The Committee, in its sole discretion, may establish procedures whereby a Participant to the extent permitted by and subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate. Such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

     9.   Termination of Employment
          Except as otherwise determined by the Committee, in its sole discretion, and as otherwise provided in the Option Agreement evidencing an Option, the following rules regarding the effect of termination of employment shall apply to any Option granted to a Participant who is a Key Employee:

          (a) General. Except as otherwise provided in paragraph 9(b)-(e), a Participant's Option shall expire upon the termination of the Participant's employment by the Company or a Subsidiary.

          (b) Termination after One Year. If a Participant's employment by the Company or a Subsidiary is terminated for any reason, other than death or disability, after the expiration of at least one full year following the grant of the Option, the Participant's Option may be exercised only during the three month period beginning on the date of such termination of employment and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

          (c) Death While Employed. If a Participant dies while employed by the Company or Subsidiary, the Participant's Option may be exercised by the legal representative of the Participant's estate or the person to whom the Participant's rights under the Option pass by will or the laws of descent and distribution, only during the one year period beginning on the date of death and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

          (d) Death After Termination. If a Participant dies within three months after termination of employment with the Company or a Subsidiary, the Participant's Option may be exercised by the legal representative of the Participant's estate or the person to whom the Participant's rights under the Option are transferred by will or the laws of descent and distribution, only during the one year period beginning on the date the Participant's employment was terminated and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

          (e) Disability. If a Participant's employment by the Company or a Subsidiary is terminated by reason of the Participant's disability (within the meaning of Section 22(e)(3) of the Code), the Participant's Option may be exercised by the Participant or the Participant's legal representative, only during the three month period beginning on the date of such termination and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

     10.  Cessation of Directorship of Non-Employee Director
          Except as otherwise determined by the Board, in its sole discretion, and as otherwise provided in the Option Agreement evidencing an Option, the following rules shall apply to any Option granted to a Non-Employee Director:

          (a) General. Except as otherwise provided in paragraph 10(b)-(e), a Non-Employee Director's Option shall expire upon the Non-Employee Director ceasing to serve as a director of the Company or a Subsidiary.

          (b) Termination after One Year. If a Non-Employee Director ceases to serve as a director of the Company or a Subsidiary for any reason, other than death or disability, after the expiration of at least one full year following the grant of the Option, the Non-Employee Director's Option may be exercised only during the three month period beginning on the date of such cessation and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

          (c) Death While a Director. If a Non-Employee Director dies while a director of the Company or a Subsidiary, the Non-Employee Director's Option may be exercised by the legal representative of the Non-Employee Director's estate or the person to whom the Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution, only during the one year period beginning on the date of death and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

          (d) Death After Termination. If a Non-Employee Director dies within three months after ceasing to be a director of the Company or a Subsidiary, the Non-Employee Director's Option may be exercised by the legal representative of the Non-Employee Director's estate or the person to whom the Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution, only during the one year period beginning on the date of such cessation and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

          (e) Disability. If a Non-Employee Director ceases to be a director of the Company or a Subsidiary by reason of the Non-Employee Director's disability (within the meaning of Section 22(e)(3) of the Code), the Non-Employee Director's Option may be exercised by the Non-Employee Director or the Non-Employee Director's legal representative, only during the three month period beginning the date of such cessation and only to the extent the Option was exercisable on such date, but in no event after the expiration date of the Option.

     11.  Limitations on Transferability of Options

          (a) General. Except as otherwise provided herein and in the Option Agreement, no Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during his lifetime, only by the Participant.

          (b) Discretion to Permit Certain Transfers. Notwithstanding paragraph 11(a) of the Plan, the Committee (or the Board in the case of an Option granted to a Non-Employee Director) may, in its sole discretion, authorize all or a portion of the non-qualified stock options granted to a Participant to be on terms which permit the transfer by such Participant to (a) the spouse, children, grandchildren, brothers or sisters of the optionee ("Immediate Family Members"), (b) a trust or trusts for the benefit of one or more of such Immediate Family Members, or (c) a partnership or limited liability company in which any of such Immediate Family Members are the only partners or members; provided, however, that (i) the transfer is approved by the Committee (or the Board in the case of an Option granted to a Non-Employee Director) and (ii) subsequent transfers of transferred Options shall be prohibited except transfers by will or the laws of descent and distribution. Following transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and the effects of termination of employment or termination of the directorship of a Non-Employee Director described in paragraph 9 or 10, whichever is applicable, shall continue to apply to such Options with respect to the Participant to whom the Option was granted and following any such termination transferred Options shall be exercisable by the transferee only to the extent and for the periods specified in paragraph 9 or 10, whichever is applicable. Participants transferring Options in accordance with this paragraph 11(b) remain subject to the withholding tax requirements of paragraph 13 with respect to the transferred Options.

     12.  Adjustment of Shares Available

          (a) Changes in Stock. In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, the number of shares with respect to which Options may be granted to any Participant in any calendar year, and the number of shares subject to outstanding Options, without change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable may be made by the Committee (or the Board in the case of an Option granted to a Non-Employee Director) in its discretion to give effect to any other change affecting the Common Stock.

          (b) Changes in Capitalization. In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Options by either (i) the substitution, on an equitable basis, of appropriate stock or other securities or other consideration to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to the Plan, the number of shares with respect to which Options may be granted to any Participant during any calendar year, the number of shares covered by outstanding Options, and the option price of outstanding Options, as deemed appropriate by the Committee (or the Board in the case of an Option granted to a Non-Employee Director) .

     13.  Withholding Taxes
          The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. Subject to any administrative guidelines established by the Committee, a Participant may pay the amount of taxes required by law to be withheld upon the exercise of an Option by requesting that the Company withhold from any payment of Common Stock due as a result of such exercise, or delivering to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

     14.  Amendments to Options
          The Committee (or the Board in the case of an Option granted to a Non-Employee Director) may at any time unilaterally amend any unexercised Options; provided, however, that any such amendment which is adverse to a Participant shall require the Participant's consent.

     15.  Regulatory Approvals and Listings
          Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of an Option prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     16. No Right to Continued Employment or Directorship or Grants Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary or any Non-Employee Director the right to continue as a director of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee or the directorship of any Non-Employee Director at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted an Option.

     17.  Change in Control
     In the event of a Change in Control, all outstanding, unexpired Options shall become exercisable as of the date of the Change in Control.

     18.  Amendment
          The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, subject to shareholder approval as may be required by law.